UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 7, 2006
Date of Report: (Date of earliest event reported)
CA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza, Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 342-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, on May 20, 2005, the Compensation and Human Resource Committee (the “Committee”) of CA, Inc. (the “Company”) established performance targets for certain executives under the Company’s 2006 Annual Performance Bonus program (the “Program”). Under the 2006 Annual Performance Bonus program, executives were eligible to receive cash bonuses at the end of the fiscal year based on the achievement of performance measures based on billings growth, adjusted cash flow from operations growth, adjusted net income growth and customer satisfaction.
The established performance measures for certain executive officers were based solely on adjusted net income growth and customer satisfaction and calculated to a zero dollar payout for these executives. Certain other executive officers had bonuses that were based on other financial metrics, with a smaller portion of their bonus attributable to adjusted net income growth. Formulaically, the payout to these executive officers would have been positive under those metrics. However, the Committee determined that because of the Company’s overall financial performance in fiscal 2006, it would use its discretion not to pay any awards under the Program for fiscal 2006 to any of the participants in the Program (including the Company's named executive officers), even to those executives who would have been eligible to receive some payout under their pre-established formulas.
Given certain of these executive officers’ positions in the organization, the Committee believed it was important to pay some discretionary cash payments for retention purposes. Accordingly, this resulted in one of the Company’s named executive officers, Gary Quinn, receiving a discretionary bonus of $180,000, an amount significantly lower than the amount that would have resulted when applying the formula applicable to Mr. Quinn under the Program.
In addition, five other executive officers received discretionary cash bonus payments totaling $593,000, four of whom otherwise would not have been eligible for a bonus under the Program based on the metrics applicable to them. Overall, this resulted in payouts that were substantially less than what would have been paid under the existing Program. No cash bonus payments were awarded to eight executive officers, including the Chief Executive Officer. As previously disclosed, this overall reduction in executive bonuses partially offset operating expense overrun, including sales commission expenses.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.
Dated: June 13, 2006	By:	/s/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President, General Counsel and Corporate Secretary